Exhibit 10.1

ASSIGNMENT OF AND FIRST amendment TO RIGHT OF FIRST REFUSAL AGREEMENT

This ASSIGNMENT OF AND FIRST AMENDMENT TO RIGHT OF FIRST REFUSAL AGREEMENT (this “Amendment”) is made as of March 1, 2021 (the “Amendment Effective Date”) by and among CEFF US Holdings, LLC, a Delaware limited liability company (“CEFF”), Equilibrium Sustainable Foods, LLC, an Oregon limited liability company (“CEFF Assignee”), and AppHarvest Operations, Inc. (f/k/a AppHarvest, Inc.), a Delaware corporation (“AppHarvest”). CEFF, CEFF Assignee, and AppHarvest are sometimes individually referred to as a “Party” and collectively as the “Parties.” Capitalized terms used but not defined herein shall have the meanings ascribed to them in the ROFR Agreement (as defined below).

RECITALS

WHEREAS, CEFF and AppHarvest entered into that certain Right of First Refusal Agreement, dated as of May 13, 2019 (the “ROFR Agreement”);

WHEREAS, CEFF Morehead Property, LLC, a Delaware limited liability company (“Seller”), an affiliate of CEFF, and AppHarvest Morehead Farm, LLC, a Delaware limited liability company (“Buyer”), an affiliate of AppHarvest, entered into that certain Membership Interest Purchase and Sale Agreement, dated as of December 1, 2020 (the “Purchase Agreement”); and

WHEREAS, pursuant to the terms and conditions of the Purchase Agreement, the Parties desire to (i) provide for the assignment of the ROFR Agreement from CEFF to CEFF Assignee and (ii) amend the ROFR Agreement to make certain clarification thereto, as further described herein.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, the sufficiency of which is acknowledged by both Parties, the Parties do hereby agree as follows:

Article I
ASSIGNMENT

1.1 Assignment. CEFF hereby assigns, conveys, and transfers to CEFF Assignee all of CEFF’s right, title and interest in, to, and under, and obligations pursuant to, the ROFR Agreement.

1.2 Assumption. CEFF Assignee hereby assumes and accepts from CEFF all of CEFF’s right, title and interest in, to, and under, and obligations pursuant to, the ROFR Agreement.

1.3 Consent. Pursuant to Section 8.2 of the ROFR Agreement, AppHarvest hereby consents to the assignment by CEFF of all of CEFF’s right, title and interest in, to, and under, and obligations pursuant to, the ROFR Agreement to CEFF Assignee.

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Article II
AMENDMENTS

2.1 Amendments. The Parties hereby agree to amend the ROFR Agreement as follows:

(a) The definition of “Restricted Area” in Section 1.1 of the ROFR Agreement is hereby deleted in its entirety and replaced with the following:

“Restricted Area” means [***].

(b) Section 2.1 of the ROFR Agreement is hereby deleted in its entirety and replaced with the following:

2.1 Right of First Refusal. Subject to the terms and conditions specified in this Article 2, from the Effective Date until May 13, 2024 (the “ROFR Term”), CEFF shall have a right of first refusal to act as the financier for any Potential Project of AppHarvest or an Affiliate of AppHarvest within the Restricted Area which Potential Project is structured as a sale-leaseback or build-to-suit lease financing (each, a “Financing”); provided, however, that CEFF shall have no right of first refusal with regard to (i) any Potential Project that is less than [***] in the aggregate, (ii) any internal financing by AppHarvest or an Affiliate of AppHarvest, or (iii) any traditional mortgage, equipment, or other commercial lender financing of a Potential Project owned or acquired by AppHarvest or an Affiliate of AppHarvest.

(c) The following sentence shall be added to the end of Section 2.2.1 of the ROFR Agreement:

“For purposes of this Section 2.2.1, the term “bona fide offer from a third party for a Financing” shall mean a non-binding term sheet or letter of intent setting forth the material terms of the proposed Financing of a Potential Project.”

(d) The reference to [***] days in Section 2.2.1 of the ROFR Agreement is hereby deleted and replaced with [***] Business Days.

Article III
MISCELLANEOUS

3.1 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, excluding any laws thereof which would direct application of law of another jurisdiction.

3.2 No Modification. Except as otherwise modified by this Amendment, all terms and conditions of the ROFR Agreement shall remain in full force and effect, and the Parties do hereby ratify and confirm the ROFR Agreement as modified hereby. As of the Amendment Effective Date, the terms and conditions of this Amendment shall be deemed a part of the ROFR Agreement for all purposes and all references to the ROFR Agreement shall hereafter refer to the ROFR Agreement as modified by this Amendment.

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

3.3 Authority. Each Party has duly authorized the execution and delivery of this Amendment and represents that the individual executing this Amendment on behalf of the Party has the legal authority to bind the respective Party.

3.4 Binding Agreement. This Amendment shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

3.5 Counterparts. This Amendment may be executed in any number of counterparts, and by the different Parties in separate counterparts (which may be delivered by electronic mail which attaches a portable document format (.pdf) document), each of which when executed shall be deemed to be an original and all of which, taken together, shall be deemed to constitute one and the same instrument.

[Signature pages follow]

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

IN WITNESS WHEREOF, this Amendment has been duly executed by the Parties as of and on the Amendment Effective Date.

CEFF:

CEFF US HOLDINGS, LLC

By:	EqCEF I, LLC, its manager

	By:	/s/ Nick Houshower
		Name:	Nick Houshower
		Title:	Principal

CEFF ASSIGNEE:

EQUILIBRIUM SUSTAINABLE FOODS, LLC

	By:	/s/ William C. Campbell
		Name:	William C. Campbell
		Title:	Corporate Secretary for Equilibrium Capital Group, LLC, Manager

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

APPHARVEST:

APPHARVEST OPERATIONS, INC.

By:	/s/ Loren Eggleton
Name:	Loren Eggleton
Title:	Chief Financial Officer

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.